Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES SECOND QUARTER EARNINGS
SUNNYVALE, CALIF., July 16, 2026 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended June 30, 2026.
Q2 Highlights
•Worldwide procedures (da Vinci and Ion combined) grew approximately 16% compared with the second quarter of 2025. Da Vinci procedures grew approximately 15%, and Ion procedures grew approximately 36%.
•The Company placed 468 da Vinci surgical systems, compared with 395 in the second quarter of 2025. The second quarter 2026 da Vinci surgical system placements included 246 da Vinci 5 systems, compared with 180 in the second quarter of 2025. The Company placed 55 Ion endoluminal systems, compared with 54 in the second quarter of 2025.
•The Company grew its da Vinci surgical system installed base to 11,710 systems as of June 30, 2026, an increase of 12% compared with 10,488 as of June 30, 2025. The Company grew its Ion endoluminal system installed base to 1,096 systems as of June 30, 2026, an increase of 21% compared with 905 as of June 30, 2025.
•Second quarter 2026 revenue of $2.89 billion increased 19%, compared with $2.44 billion in the second quarter of 2025.
•Second quarter 2026 GAAP net income attributable to Intuitive Surgical, Inc. was $818 million, or $2.29 per diluted share, compared with $658 million, or $1.81 per diluted share, in the second quarter of 2025.
•Second quarter 2026 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $1.00 billion, or $2.80 per diluted share, compared with $0.80 billion, or $2.19 per diluted share, in the second quarter of 2025.
•Second quarter 2026 GAAP and non-GAAP* net income attributable to Intuitive Surgical, Inc. included a benefit of $28 million, net of tax, or $0.08 per diluted share, related to refunds for tariffs paid in prior periods under the International Emergency Economic Powers Act (“IEEPA”).
•The Company repurchased 0.9 million shares of its common stock for $0.38 billion in the second quarter of 2026.
Q2 Financial Summary
Gross profit, income from operations, net income attributable to Intuitive Surgical, Inc., and net income per diluted share attributable to Intuitive Surgical, Inc. are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Second quarter 2026 revenue was $2.89 billion, an increase of 19% compared with $2.44 billion in the second quarter of 2025. The higher second quarter revenue was driven by growth in procedure volume, higher da Vinci system leasing revenue, and an increase in the installed base of da Vinci and Ion systems.
Second quarter 2026 instruments and accessories revenue increased by 18% to $1.73 billion, compared with $1.47 billion in the second quarter of 2025. The increase in instruments and accessories revenue was primarily driven by approximately 15% growth in da Vinci procedure volume and approximately 36% growth in Ion procedure volume.
Second quarter 2026 systems revenue was $685 million, compared with $575 million in the second quarter of 2025. The higher systems revenue reflected a higher lease installed base, higher da Vinci system average selling prices, and increased da Vinci system placements compared with the second quarter of 2025. The Company placed 468 da Vinci surgical systems, of which 246 were da Vinci 5 systems, in the second quarter of 2026, compared with 395 systems, of which 180 were da Vinci 5 systems, in the second quarter of 2025. The second quarter 2026 da Vinci surgical system placements included 254 systems placed under operating lease arrangements, of which 131 systems were placed under usage-based operating lease arrangements, compared with 193 systems placed under operating lease arrangements, of which 124 systems were placed under usage-based operating lease arrangements in the second quarter of 2025.

Second quarter 2026 GAAP income from operations increased to $972 million, compared with $743 million in the second quarter of 2025. Second quarter 2026 GAAP income from operations included share-based compensation expense of $213 million, compared with $200 million in the second quarter of 2025. Second quarter 2026 non-GAAP* income from operations increased to $1.22 billion, compared with $0.95 billion in the second quarter of 2025.
Second quarter 2026 GAAP net income attributable to Intuitive Surgical, Inc. was $818 million, or $2.29 per diluted share, compared with $658 million, or $1.81 per diluted share, in the second quarter of 2025. Second quarter 2026 GAAP net income attributable to Intuitive Surgical, Inc. included excess tax benefits of $17 million, or $0.05 per diluted share, compared with $33 million, or $0.09 per diluted share, in the second quarter of 2025. Additionally, second quarter 2026 GAAP net income included a benefit of $28 million, net of tax, or $0.08 per diluted share, related to refunds for tariffs paid in prior periods under IEEPA.
Second quarter 2026 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $1.00 billion, or $2.80 per diluted share, compared with $0.80 billion, or $2.19 per diluted share, in the second quarter of 2025. Second quarter 2026 non-GAAP* net income included a benefit of $28 million, net of tax, or $0.08 per diluted share, related to refunds for tariffs paid in prior periods under IEEPA.
The Company ended the second quarter of 2026 with $8.63 billion in cash, cash equivalents, and investments, an increase of $0.65 billion during the quarter, primarily driven by cash generated from operations, partially offset by cash used for repurchases of common stock.
“We are pleased with company performance this quarter, which reflects the strength of our portfolio – from da Vinci and Ion to our growing digital solutions,” said Dave Rosa, Intuitive CEO. “Our commitment to customers around the world – our north star – remains the same: helping them deliver better patient outcomes, better patient and care team experiences, lower costs, and broader access to minimally invasive care.”
2026 Financial Outlook
The Company expects the following results for the full year of 2026:
•Worldwide da Vinci procedure growth of approximately 13.5% to 15.5% in 2026. The Company expects to be closer to the midpoint of this range.
•Non-GAAP* gross profit margin to be within a range of 68.0% to 69.0% of revenue in 2026. This range includes an estimated impact from tariffs of 1.0% of revenue.
•Non-GAAP* operating expense growth of 11% to 13% in 2026.
The range for expected non-GAAP* gross profit margin reflects the Company’s estimates of the adverse impact from tariffs that are currently in effect as of the time of this press release and assumes such tariffs remain in place through the end of the year. Should additional tariffs beyond our expectations be implemented, the additional impact on the Company’s financial results in 2026, including the change in expected non-GAAP* gross profit margin, could be material. The ultimate effect of tariffs will depend on various factors, including the proportion of components procured and finished goods manufactured outside of the United States and the amount, scope, nature, and timing of the tariffs.
The 2026 financial outlook provided above includes forward-looking, non-GAAP financial measures, which management uses in measuring performance. We do not provide a reconciliation of non-GAAP outlook measures to corresponding GAAP measures on a forward-looking basis, because we are unable to predict with reasonable certainty the exact timing and ultimate outcome of certain items, including but not limited to legal proceedings, without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. For additional information regarding the nature of these items, refer to the reconciliations of historical GAAP to non-GAAP measures included elsewhere in this release.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the second quarter 2026 financial results. The call will be webcast live and can be accessed on Intuitive’s website at www.intuitive.com. For those individuals planning to participate on the call, registration can be completed online at https://edge.media-server.com/mmc/p/dekvotz4/ to receive dial-in details and an individual pin. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical systems and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where diseases are identified early and treated quickly, so patients can get back to what matters most.
Product and brand names/logos are trademarks or registered trademarks of Intuitive or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “commit,” “would,” “seek,” “potential,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to the following: statements related to future results of operations, including expected procedure growth in 2026, expected non-GAAP gross profit margins in 2026, and expected non-GAAP operating expense growth in 2026; future financial position; the goals the Company shares with its customers, including improving patient outcomes; the estimated impact from tariffs, including the potential for material adverse impact on the Company’s financial results if additional tariffs beyond the Company’s current expectations are implemented; expectations regarding the continuation of share-based compensation expense as a significant recurring expense; the Company’s strategic vision for the future of minimally invasive care; and the Company’s inability to predict with reasonable certainty the exact timing and ultimate outcome of certain items, including legal proceedings. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: the overall macroeconomic environment, which may impact customer spending and the Company’s costs, including tariffs, the levels of inflation, and interest rates; the conflict in Ukraine; conflicts in the Middle East, including Israel and Iran; disruption to the Company’s supply chain, including increased difficulties in obtaining a sufficient supply of materials; curtailed or delayed capital spending by hospitals; the impact of global and regional economic and credit market conditions on healthcare spending; delays in obtaining new product approvals, clearances, or certifications from the United States (“U.S.”) Food and Drug Administration (“FDA”), comparable regulatory authorities, or notified bodies; the risk of the Company’s inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and customer acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion of and ability to successfully integrate acquisitions, including the recently completed acquisition of the da Vinci and Ion distribution businesses in Italy, Spain, and Portugal and the transition from a distributor to a direct sales model in those markets; intellectual property positions and litigation; competition from companies offering alternative surgical approaches or robotic-assisted surgical systems, including domestic competitors in certain geographic markets such as China; risks associated with the Company’s operations and any expansion outside of the U.S.; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole- and single-sourced suppliers; the results of legal proceedings to which the Company is or may become a party; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements (including changes to tariffs imposed by the U.S. on imports from various countries, including Mexico, where the Company currently manufactures a significant majority of its instruments and accessories, Germany, where the Company currently manufactures a majority of its endoscopes, and China, where the Company currently imports certain materials); hospital staffing constraints and labor availability; cybersecurity risks, including risks to the Company’s supply chain; and other risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s other filings with the Securities and Exchange Commission (“SEC”). The Company’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive, and non-GAAP net income per diluted share attributable to Intuitive (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan (“LTIP”) expenses, acquisition-related items, gains on the sale of businesses and assets, and other special items. LTIP expense relates to phantom share awards granted in China by the Company’s Intuitive-Fosun joint venture to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of the Company’s business within the period. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding SBC and LTIP expenses, amortization of intangible assets, and acquisition-related items.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding SBC and LTIP expenses, amortization of intangible assets, a facilities asset abandonment charge, litigation charges, acquisition-related items, and gains on the sale of businesses and assets.
Non-GAAP net income attributable to Intuitive and EPS. The Company defines non-GAAP net income as net income attributable to Intuitive, excluding SBC and LTIP expenses, amortization of intangible assets, a facilities asset abandonment charge, litigation charges, acquisition-related items, gains on the sale of businesses and assets, gains or losses on strategic investments, tax adjustments, including the excess tax benefits associated with SBC arrangements and the net tax effects related to intra-entity transfers of non-inventory assets, and adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects. The Company excludes the excess tax benefits associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the ongoing results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income attributable to Intuitive divided by diluted shares outstanding, which are calculated as GAAP weighted-average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive, and non-GAAP EPS exclude items such as SBC and LTIP expenses, amortization of intangible assets, excess tax benefits associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfers of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income attributable to Intuitive and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive and non-GAAP EPS and evaluating non-GAAP net income attributable to Intuitive and non-GAAP EPS together with net income attributable to Intuitive and net income per share attributable to Intuitive calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Revenue:
Instruments and accessories	$1,734.9	$1,686.4	$1,474.1
Systems	685.0	650.7	574.7
Services	472.4	433.7	391.2
Total revenue	2,892.3	2,770.8	2,440.0
Cost of revenue:
Product	777.0	780.0	686.2
Service	154.9	160.3	135.9
Total cost of revenue (1)	931.9	940.3	822.1
Gross profit	1,960.4	1,830.5	1,617.9
Operating expenses:
Selling, general, and administrative	617.9	613.3	561.2
Research and development	370.6	361.9	313.3
Total operating expenses	988.5	975.2	874.5
Income from operations (2)	971.9	855.3	743.4
Interest and other income (expense), net	82.7	85.1	88.7
Income before taxes	1,054.6	940.4	832.1
Income tax expense (benefit) (3)	231.4	114.4	167.9
Net income	823.2	826.0	664.2
Less: net income attributable to noncontrolling interest in joint venture	5.1	4.5	5.8
Net income attributable to Intuitive Surgical, Inc.	$818.1	$821.5	$658.4
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$2.31	$2.31	$1.84
Diluted (4)	$2.29	$2.28	$1.81
Weighted average shares outstanding:
Basic	354.1	354.9	358.5
Diluted	357.3	359.8	364.1

(1) Cost of revenue includes the following benefits related to refunds recognized for tariffs paid in prior periods under IEEPA:
Product	$27.5	$—	$—
Service	$8.4	$—	$—
(2) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(24.0)	$(7.1)	$(3.2)
Expensed IP charged to R&D	$—	$—	$(1.6)
(3) Income tax expense (benefit) includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(17.3)	$(73.3)	$(32.9)
Discrete tax benefit from release of unrecognized tax benefits	$—	$(1.6)	$—
(4) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
IEEPA tariff refunds, net of tax	$0.08	$—	$—
Amortization of intangible assets, net of tax	$(0.05)	$(0.02)	$(0.01)
Expensed IP charged to R&D, net of tax	$—	$—	$—
Excess tax benefits related to share-based compensation arrangements	$0.05	$0.20	$0.09
Discrete tax benefit from release of unrecognized tax benefits	$—	$—	$—

INTUITIVE SURGICAL, INC.
UNAUDITED YEAR-TO-DATE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six Months Ended
	June 30,
	2026	2025
Revenue:
Instruments and accessories	$3,421.3	$2,841.8
Systems	1,335.7	1,097.4
Services	906.1	754.2
Total revenue	5,663.1	4,693.4
Cost of revenue:
Product	1,557.0	1,356.9
Service	315.2	260.9
Total cost of revenue (1)	1,872.2	1,617.8
Gross profit	3,790.9	3,075.6
Operating expenses:
Selling, general, and administrative	1,231.2	1,124.6
Research and development	732.5	629.5
Total operating expenses	1,963.7	1,754.1
Income from operations (2)	1,827.2	1,321.5
Interest and other income, net	167.8	179.1
Income before taxes	1,995.0	1,500.6
Income tax expense (3)	345.8	132.7
Net income	1,649.2	1,367.9
Less: net income attributable to noncontrolling interest in joint venture	9.6	11.1
Net income attributable to Intuitive Surgical, Inc.	$1,639.6	$1,356.8
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$4.63	$3.79
Diluted (4)	$4.57	$3.72
Weighted average shares outstanding:
Basic	354.5	358.0
Diluted	358.5	364.4

(1) Cost of revenue includes the following benefits related to refunds recognized for tariffs paid in prior periods under IEEPA:
Product	$27.5	$—
Service	$8.4	$—
(2) Income from operations includes the effect of the following items:
Amortization of intangible assets	$(31.1)	$(6.6)
Expensed IP charged to R&D	$—	$(6.7)
(3) Income tax expense includes the effect of the following items:
Excess tax benefits related to share-based compensation arrangements	$(90.6)	$(178.3)
Discrete tax benefit from release of unrecognized tax benefits	$(1.6)	$(0.5)
(4) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
IEEPA tariff refunds, net of tax	$0.08	$—
Amortization of intangible assets, net of tax	$(0.06)	$(0.01)
Expensed IP charged to R&D, net of tax	$—	$(0.01)
Excess tax benefits related to share-based compensation arrangements	$0.25	$0.49
Discrete tax benefit from release of unrecognized tax benefits	$—	$—

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, and investments	$8,625.5	$9,034.1
Accounts receivable, net	1,673.2	1,527.3
Inventory	2,028.7	1,840.0
Property, plant, and equipment, net	5,551.5	5,342.4
Goodwill	580.6	370.3
Deferred tax assets	652.4	1,018.6
Other assets	1,764.7	1,326.0
Total assets	$20,876.6	$20,458.7

Accounts payable and other liabilities	$1,916.9	$1,918.9
Deferred revenue	662.0	598.1
Total liabilities	2,578.9	2,517.0
Stockholders’ equity	18,297.7	17,941.7
Total liabilities and stockholders’ equity	$20,876.6	$20,458.7

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP gross profit	$1,960.4	$1,830.5	$1,617.9	$3,790.9	$3,075.6
GAAP gross profit margin (1)	67.8%	66.1%	66.3%	66.9%	65.5%
Share-based compensation expense	36.2	36.0	36.6	72.2	72.8
Long-term incentive plan expense	(0.1)	0.1	0.1	—	0.4
Amortization of intangible assets	23.3	6.6	2.5	29.9	4.9
Acquisition-related items	4.1	5.9	—	10.0	—
Non-GAAP gross profit	$2,023.9	$1,879.1	$1,657.1	$3,903.0	$3,153.7
Non-GAAP gross profit margin (1)	70.0%	67.8%	67.9%	68.9%	67.2%

GAAP income from operations	$971.9	$855.3	$743.4	$1,827.2	$1,321.5
Share-based compensation expense	209.9	209.5	196.2	419.4	381.4
Long-term incentive plan expense	(0.4)	0.5	0.3	0.1	1.1
Amortization of intangible assets	24.0	7.1	3.2	31.1	6.6
Facilities asset abandonment charge	6.9	—	—	6.9	—
Litigation charges	—	6.3	3.5	6.3	3.5
Gains on sale of businesses and assets	—	(7.9)	—	(7.9)	—
Acquisition-related items	5.7	6.0	—	11.7	—
Non-GAAP income from operations	$1,218.0	$1,076.8	$946.6	$2,294.8	$1,714.1

GAAP net income attributable to Intuitive Surgical, Inc.	$818.1	$821.5	$658.4	$1,639.6	$1,356.8
Share-based compensation expense	209.9	209.5	196.2	419.4	381.4
Long-term incentive plan expense	(0.4)	0.5	0.3	0.1	1.1
Amortization of intangible assets	24.0	7.1	3.2	31.1	6.6
Facilities asset abandonment charge	6.9	—	—	6.9	—
Litigation charges	—	6.3	3.5	6.3	3.5
Gains on sale of businesses and assets	—	(7.9)	—	(7.9)	—
(Gains) losses on strategic investments	(0.2)	(0.6)	4.4	(0.8)	5.0
Acquisition-related items	5.7	6.0	—	11.7	—
Tax adjustments (2)	(62.1)	(141.1)	(67.8)	(203.2)	(294.4)
Adjustments attributable to noncontrolling interest in joint venture	0.2	(0.2)	(0.3)	—	(0.6)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$1,002.1	$901.1	$797.9	$1,903.2	$1,459.4

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.29	$2.28	$1.81	$4.57	$3.72
Share-based compensation expense	0.59	0.58	0.54	1.17	1.05
Long-term incentive plan expense	—	—	—	—	—
Amortization of intangible assets	0.07	0.02	0.01	0.09	0.02
Facilities asset abandonment charge	0.02	—	—	0.02	—
Litigation charges	—	0.02	0.01	0.02	0.01
Gains on sale of businesses and assets	—	(0.02)	—	(0.02)	—
(Gains) losses on strategic investments	—	—	0.01	—	0.01
Acquisition-related items	0.01	0.01	—	0.03	—
Tax adjustments (2)	(0.18)	(0.39)	(0.19)	(0.57)	(0.81)
Adjustments attributable to noncontrolling interest in joint venture	—	—	—	—	—
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$2.80	$2.50	$2.19	$5.31	$4.00

(1) Gross profit margin is calculated by dividing gross profit by revenue.
(2) For the three months ended June 30, 2026, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(17.3) million, or $(0.05) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.7 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(55.5) million, or $(0.16) per diluted share. For the three months ended June 30, 2025, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(32.9) million, or $(0.09) per diluted share; (b) the tax impact related to intra-entity transfers of non-inventory assets of $10.7 million, or $0.03 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(45.6) million, or $(0.13) per diluted share.

For the six months ended June 30, 2026, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(90.6) million, or $(0.25) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $21.4 million, or $0.06 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(134.0) million, or $(0.37) per diluted share. For the six months ended June 30, 2025, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(178.3) million, or $(0.49) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $21.4 million, or $0.06 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(137.5) million, or $(0.38) per diluted share.